As filed with the Securities and Exchange Commission on December 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter and translation of registrant’s name into English)

Israel	2834	N/A
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva 49131

Israel

972-3-926-7267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454-1090

Attention: George S. Barrett

(215) 591-3000

(Address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Peter H. Jakes

Jeffrey S. Hochman

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger described in this joint proxy statement/prospectus are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-128095

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Ordinary Shares, par value NIS 0.10 each, of Teva Pharmaceutical Industries Limited	8,000,000	N/A	$353,677,257	$37,844

(1)	Based upon the estimated maximum number of additional ordinary shares (which will trade in the United States in the form of American Depositary Shares, evidenced by American Depositary Receipts) of Teva Pharmaceutical Industries Limited that may be issuable in connection with the merger in exchange for shares of IVAX common stock, based on the maximum number of shares of additional IVAX common stock exchangeable in the merger, calculated as 18,887,971, which represents (A)(i) the sum of (a) 273,622,057 shares of IVAX common stock outstanding on September 30, 2005, and (b) 36,200,349 shares of IVAX common stock subsequently issued or otherwise issuable upon exercise or conversion of outstanding options, warrants and convertible notes whose exercise price, strike price or conversion price is below the value of the merger consideration and that may be exercised prior to the closing of the merger, (ii) less the 290,934,435 IVAX shares assumed to be issuable in the merger and included in the fee calculation for the Teva shares previously registered under Teva’s Registration Statement on Form F-4 (No. 333-128095), (B) multiplied by 50% (being the limitation on the maximum number of IVAX shares as to which a stock election for Teva ADRs may be made pursuant to the terms of the cash/stock election features in the merger) and (C) multiplied by the stock election exchange ratio of 0.8471. Teva ordinary shares which may be issued upon the exercise of IVAX stock options exercised after the effective date of the merger will be registered under a separate Registration Statement on Form S-8.

(2)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is (A) the product of multiplying the 18,887,971 additional shares of IVAX common stock exchangeable in the merger, as determined in note (1) above, by $31.725, the average of the high and low sale prices of IVAX common stock on the American Stock Exchange on December 14, 2005, less (B) the anticipated $245,543,623 of cash consideration to be paid by Teva Pharmaceutical Industries Limited to the holders of such additional IVAX common stock in the merger. The cash consideration was calculated as (i) 18,887,971 additional shares of IVAX common stock exchangeable in the merger as determined in note (1), (ii) multiplied by 50% (being the limitation on the maximum number of IVAX shares as to which a cash election may be made pursuant to the terms of the cash/stock election features in the merger), and (iii) multiplied by the cash consideration of $26.00.

(3)	Paid herewith.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of Amendment No. 1 to Registration Statement No. 333-128095 of Teva Pharmaceutical Industries Limited on Form F-4, which was declared effective on September 23, 2005, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Israel, on December 20, 2005.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/S/ ISRAEL MAKOV

Israel Makov President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Israel Makov, Dan Suesskind and George S. Barrett and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ ELI HURVITZ Eli Hurvitz	Chairman	December 20, 2005

/S/ ISRAEL MAKOV Israel Makov	President and Chief Executive Officer	December 20, 2005

/S/ DAN S. SUESSKIND Dan S. Suesskind	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2005

/S/ RUTH CHESIN Ruth Chesin	Director	December 20, 2005

Abraham E. Cohen	Director	, 2005

/S/ LESLIE DAN Leslie Dan	Director	December 20, 2005

Name	Title	Date

/S/ MEIR HETH Meir Heth	Director	December 20, 2005

/S/ MOSHE MANY Moshe Many	Director	December 20, 2005

/S/ LEORA MERIDOR Leora Meridor	Director	December 20, 2005

/S/ MAX REIS Max Reis	Director	December 20, 2005

/S/ CARLO SALVI Carlo Salvi	Director	December 20, 2005

/S/ MICHAEL SELA Michael Sela	Director	December 20, 2005

/S/ DOV SHAFIR Dov Shafir	Director	December 20, 2005

/S/ GABRIELA SHALEV Gabriela Shalev	Director	December 20, 2005

/S/ DAVID SHAMIR David Shamir	Director	December 20, 2005

Harold Snyder	Director	, 2005

/S/ GEORGE S. BARRETT George S. Barrett	Authorized U.S. Representative	December 20, 2005

EXHIBIT INDEX *

Exhibit Number	Description of Exhibit

5.1	Opinion of Tulchinsky-Stern & Co. regarding validity of securities being registered

5.2	Opinion of Willkie Farr & Gallagher LLP regarding validity of securities being registered

23.1	Consent of Tulchinsky-Stern & Co. (included as part of Exhibit 5.1 to this Registration Statement)

23.2	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.2)

23.3	Consent of Kesselman & Kesselman

23.4	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	All other exhibits are incorporated by reference to earlier Registration Statement on Form F-4 Registration Statement No. 333-128095.